As filed with the Securities and Exchange Commission on June 24, 1999

                             Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                XL CAPITAL LTD
            (Exact name of Registrant as specified in its charter)

            Cayman Islands                           98-0058718
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                               XL Capital Ltd
                              Cumberland House
                             One Victoria Street
                              P.O. Box HM 2245
                                Hamilton HMJX
                                   Bermuda
  (Address, including zip code, of Registrant's principal executive office)

                    XL CAPITAL CONVERTED 1989 OPTION PLAN
                    XL CAPITAL CONVERTED 1993 OPTION PLAN
      XL CAPITAL CONVERTED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN
              XL CAPITAL CONVERTED DIRECTORS' STOCK OPTION PLAN
              XL CAPITAL CONVERTED EMPLOYEE STOCK PURCHASE PLAN
                     NAC RE CORP. EMPLOYEE SAVINGS PLAN
                            (Full title of the Plan)
                           Paul S. Giordano, Esq.
            Senior Vice President, General Counsel and Secretary
                               XL Capital Ltd
                          c/o CT Corporation System
                                1633 Broadway
                          New York, New York 10019
                               (212) 246-5070
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                             Lee Meyerson, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

   Title of Securities to be       Amount to be   Proposed Maximum   Proposed Maximum     Amount of
           Registered               Registered     Offering Price       Aggregate      Registration Fee
                                                     Per Share        Offering Price
Common Stock, $0.01 par value      2,696,778(b)      $58.66(c)       $158,192,997.40(c)   $43,977.65(c)
per share(a)  . . . . . . . . .


(a) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
(b) Represents 628,001 shares of Common Stock issuable under the XL Capital Converted 1989 Option Plan; 919,200 shares of Common Stock issuable under the XL Capital Converted 1993 Option Plan; 589,398 shares of Common Stock issuable under the XL Capital Converted 1997 Incentive and Capital Accumulation Plan; 164,700 shares of Common Stock issuable under the XL Capital Converted Directors' Stock Option Plan; 145,479 shares of Common Stock Issuable under the XL Capital Converted Employee Stock Purchase Plan; 250,000 shares of Common Stock issuable under the NAC Re Corp. Employee Savings Plan.
(c) Pursuant to Rules 457(h)(1)under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low price of the Common Stock reported on the New York Stock Exchange on June 18, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by XL Capital Ltd (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (file no. 1-10804), as amended by the Company's 10-K/A filed on May 21, 1999.

        (b) The Company's Current Report on Form 8-K (file no. 1-10804) filed on April 30, 1999.

        (c)  The  Company's   Proxy  Statement/Prospectus,  included   in  the
Company's registration statement on Form S-4, as filed with the Commission on April 26, 1999.

        (d) The Company's Quarterly Report on Form 10-Q (file no. 1-10804) filed on April 14, 1999.

        (e) The description of the Company's capital stock contained in the Company's Registration Statement on file under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
     Not required.

Item 5. Interests of Named Experts and Counsel
     Not required

Item 6. Indemnification of Directors and Officers
     Article 109 of the Company's Articles of Association, incorporated by reference to Annex G to the Joint Proxy Statement, contains provisions with respect to indemnification of the directors and officers of the Company. The general effect of these provisions is to provide for the indemnity by the Company of an officer, director, employee or agent of the Company for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of the Company) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

        The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of the Company by reason of the fact that such indemnified person is an officer, director, employee or agent of the Company if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to the Company unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

        To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Directors  and  officers  of  the  Company   are  also  provided  with
indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed
        Exemption from registration is claimed under Section 4(2) of the Securities Act for the grants of Ordinary Shares, reserved as deferred compensation under the EXEL Limited Stock Plan for Nonemployee Directors, to certain directors.

Item 8. Exhibits
     The following exhibits are filed as part of this Registration Statement:

4.1         Memorandum of Association   of the  Company, incorporated  herein
            by reference  to Annex  G to the  Joint Proxy  Statement of  EXEL
            Limited and Mid Ocean Limited dated July 2, 1998.
4.2         Articles  of  Association  incorporated herein  by  reference  to
            Annex G to  the Joint  Proxy Statement  of EXEL  Limited and  Mid
            Ocean Limited dated July 2, 1998.
4.3         Rights Agreement,  dated as of  September 11,  1998, between  the
            Company  and ChaseMellon  Shareholder Services L.L.C.,  as Rights
            Agent (incorporated herein by reference  to the Company's Current
            Report on Form 8-K dated October 21, 1998).
5           Opinion of Hunter & Hunter, Attorneys-at-Law.
23.1        Consent of PricewaterhouseCoopers LLP.
23.2        Consent of Ernst & Young LLP.
23.3        Consent of Hunter & Hunter (included in Exhibit 5).
24          Power of Attorney.
99(a)       Appointment of CT Corporation System as U.S. Agent for Service
            of Process (incorporated by reference to the Company's Form F-N filed with the Commission on August 24, 1998).

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d)of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Country of Bermuda, on this 17th day of June, 1999.

                                 XL CAPITAL LTD
                                 (Registrant)


                                 By:  /s/Brian M. O'Hara

                                 Name:        Brian M. O'Hara
                                 Title:  President, Chief Executive Officer
                                         & Director



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

 Signature              Title                                    Date
/s/Brian M. O'Hara
___________________
Brian M. O'Hara       President, Chief Executive Officer and     June 17, 1999
                      Director (Principal Executive Officer)

/s/Robert R. Lusardi
____________________
Robert R. Lusardi     Executive Vice President and Chief         June 17, 1999
                      Financial Officer (Principal Financial
                      Officer and Principal Accounting Officer)
/s/Michael P. Esposito, Jr.
___________________________
Michael P. Esposito,
  Jr.                 Director and Chairman of the Board of      June 17, 1999
                      Directors

/s/Michael A. Butt
__________________
Michael A. Butt       Director                                   June 17, 1999

/s/Robert Clements
__________________
Robert Clements       Director                                   June 17, 1999


__________________
Sir Brian Corby       Director                                   June   , 1999

*Robert R. Glauber
_____________________
Robert R. Glauber     Director                                   June 17, 1999

*Robert V. Hatcher, Jr.
________________________
Robert V. Hatcher,
 Jr.                  Director                                   June 17, 1999

*Ian R. Heap
_________________
Ian R. Heap           Director                                   June 17, 1999

*Paul Jenabart
_________________
Paul Jeanbart         Director                                   June 17, 1999

*John Loudon
__________________
John Loudon           Director                                   June 17, 1999

*Robert J. Newhouse, Jr.
__________________________
Robert J. Newhouse,
 Jr.                  Director                                   June 17, 1999

*Robert S. Parker
_________________
Robert S. Parker     Director                                    June 17, 1999

*Cyril Rance
_________________
Cyril Rance           Director                                   June 17, 1999

*Alan Z. Senter
_________________
Alan Z. Senter        Director                                   June 17, 1999

*John T. Thornton
_____________________
John T. Thornton      Director                                   June 17, 1999

*Ellen E. Thrower
____________________
Ellen E. Thrower      Director                                   June 17, 1999

*John Weiser
_________________
John Weiser           Director                                   June 17, 1999

/s/Paul S. Giordano
____________________
Paul S. Giordano     Senior Vice President, General Counsel      June 17, 1999
                       and Secretary


                                                /s/Paul S. Giordano
By: ________________________
          Paul S. Giordano
          Attorney-in-Fact

             Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut , on the 18th day of June, 1999.

                                 NAC RE CORP. EMPLOYEE SAVINGS PLAN

                                     /s/ Celia R. Brown
                                 By:_______________________________
                                    Name:   Celia R. Brown
                                    Title:  Senior Vice President and Manager
                                            of Human Resources,
                                            NAC Reinsurance Corp.

                               INDEX TO EXHIBITS

Exhibit                                           Description
Number
4.1          Memorandum of  Association, incorporated by  reference to Annex G to  the  Joint  Proxy Statement  of  EXEL Limited  and  Mid Ocean
             Limited, dated July 2, 1998.
4.2          Articles of  Association, incorporated by reference to Annex G to the Joint Proxy Statement of EXEL Limited  and Mid Ocean Limited,
             dated July 2, 1998.
4.3          Rights  Agreement dated  as of  September  11, 1998  between  the
             Company and ChaseMellon  Shareholder Services  L.L.C., as  Rights
             Agent  (incorporated herein by reference to the Company's Current
             Report on Form 8-K, dated October 21, 1998.
5            Opinion of Hunter & Hunter, Attorneys-at-Law.
23.1         Consent of PricewaterhouseCoopers LLP.
23.2         Consent of Ernst & Young LLP.
23.3         Consent of Hunter & Hunter (included in Exhibit 5).
24           Power of Attorney.
99(a)        Appointment of  CT Corporation System as  U.S. Agent for  Service
             of Process (incorporated by reference to the Company's Form F-N filed with the Commission on August 21, 1998).